SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2006

VENDINGDATA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6830 Spencer Street Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 733-7195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure

On April 18, 2006, VendingData Corporation entered into a binding Letter of Intent (the “Letter of Intent”) with William Westmore Purton, an individual, and Synwood Pty Ltd, an Australian corporation (“Synwood” and together with Mr. Purton, the “Sellers”), pursuant to which we have agreed to purchase, and the Sellers have agreed to sell to us, all of the capital stock of Dolphin Advanced Technologies Pty Ltd. and its wholly-owned subsidiaries (collectively, “Dolphin”). Based on financial information provided to us, the operations of Dolphin are cash flow positive on a monthly basis, and as a result, will have a positive impact on our monthly cash flow position.

Upon execution of the Letter of Intent, we became obligated to immediately pay to the Sellers a non-refundable deposit consisting of $750,000 of cash and 1,000,000 shares of our common stock. The deposit and the 1,000,000 shares will be refundable to us only in the event of a material breach by the Sellers of the Letter of Intent or any of the related transaction agreements. Upon the closing of the transaction, we will issue 3,285,715 shares of our common stock (the “Consideration Shares”) to the Sellers.

For a period of two years from the closing of the transaction, if the Sellers sell any Consideration Shares in a public transaction for a price of less than $3.50 per share, we will deliver to the Sellers cash, or shares of our common stock, equal to difference between the sale price and $3.50 per share. If the sales price is more than $5.00 per share, the Sellers will return to us cash, or Consideration Shares valued at the then-current market price, equal to the difference between the sale price and $5.00. In addition, we have a right of first refusal with respect to sales of all Consideration Shares.

The acquisition of Dolphin is subject to our completion of a satisfactory legal and business due diligence investigation, satisfaction of certain conditions, including but not limited to Dolphin’s delivery to us of its audited consolidated financial statements and the approval of the transaction by relevant gaming authorities and our shareholders, if required, and the execution of a definitive purchase agreement. The definitive purchase agreement will contain customary representations and warranties regarding the business and assets of Dolphin. We expect to complete the Dolphin acquisition in the third quarter of 2006.

On April 24, 2006, we issued a press release announcing that we had entered into the Letter of Intent described in this Item 1.01. A copy of the press release is attached as Exhibit 99.1.

Additional Information

Subject to the completion of definitive agreements, we intend to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the proxy statement regarding the proposed acquisition if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, if and when available, and other documents filed by us at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained, when available, from us by directing such request to VendingData Corporation, 6830 Spencer Street, Las Vegas, Nevada 89119, Attention: Investor Relations. VendingData Corporation and our executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VendingData Corporation with respect to the acquisition of Dolphin contemplated by the Letter of Intent and definitive purchase agreement. A description of any interests that our directors and executive officers have in the proposed acquisition will be available in the proxy statement. Information regarding our officers and directors is included in the VendingData Corporation Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006. This report is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from us.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for the acquisition of Dolphin and the anticipated value of the proposed transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that Dolphin acquisition may not be completed in the third quarter of 2006, or at all, risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction, including approval by our shareholders, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 3.02 Unregistered Sales of Equity Securities

We have agreed to issue 1,000,000 shares of our common stock to the Sellers in connection with Letter of Intent described in Items 1.01 and 7.01 above. The shares will be issued pursuant to Section 4(2) under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release dated April 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION

Dated: April 24, 2006	/s/ Mark Newburg
Mark R. Newburg, Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated April 24, 2006